Exhibit 99.1

Mainz Biomed Announces 6.0 USD Million Private Placement and Strategic Update

Company to Focus on Pancreatic Cancer Detection Business in the U.S., Strategic Asset Sales and Future Strategic Transaction

BERKELEY, US – MAINZ, Germany – February 17, 2026 — Mainz Biomed N.V. (NASDAQ: MYNZ), a molecular genetics diagnostic company specializing in the early detection of cancer, announced a series of strategic transactions designed to strengthen its liquidity position, transition the business to a focus on its pancreatic cancer detection program in the U.S., and provide flexibility as the Company continues its operations while evaluating growth opportunities and broader strategic alternatives.

On February 13, 2026, Mainz Biomed N.V. (the “Company”) entered into a securities purchase agreement for a 6.0 USD million private placement with investor David Lazar. The financing will be completed in two tranches of 3.0 USD million each through the issuance of Convertible Non-Redeemable Preferred Stock. The first 3.0 USD million closing was completed on February 13, 2026. The second 3.0 USD million closing is expected to occur following receipt of required stockholder approvals and prior to April 15, 2026. Net proceeds from the private placement are expected to be used to fund ongoing operations, address outstanding liabilities, and preserve the Company’s ability to operate while it pursues strategic initiatives. In conjunction with the financing the Company named David Lazar as Chairman of the Board of Directors.

“Completing this financing provides the Company with critical runway and stability,” said David Lazar, Chair of the Board of Mainz Biomed. “Our immediate focus is to continue to further develop and evaluate opportunities to grow our pancreatic screening program in the U.S. and stabilize the business. At the same time, we will be disciplined and thoughtful as we explore additional strategic alternatives that can unlock long-term value for stockholders.”

As the Company transitions its focus on developing its pancreatic cancer screening business in the U.S., it will continue to evaluate opportunities to sell its colorectal cancer screening assets while it also winds down its German subsidiary. The Company is currently in discussions with several parties interested in its colorectal cancer assets. This allows the Company to significantly reduce its operating expenses and extend its runway.

For a complete description of the details of the transaction described above, please review the Company’s Form 8-K filed with the SEC on February 17, 2026.

Please visit Mainz Biomed’s official website for investors at mainzbiomed.com/investors/ for more information

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About Mainz Biomed NV

Mainz Biomed develops market-ready molecular genetic diagnostic solutions for life-threatening conditions. The Company’s flagship product is ColoAlert®, an accurate, non-invasive and easy-to-use, early-detection diagnostic test for colorectal cancer. ColoAlert® is marketed across Europe. The Company is currently running its eAArly DETECT 2 clinical study in preparation for its pivotal FDA study for US regulatory approval. Mainz Biomed’s product candidate portfolio also includes PancAlert, an early-stage pancreatic cancer screening test based on real-time Polymerase Chain Reaction-based (PCR) multiplex detection of molecular-genetic biomarkers in blood and stool samples. To learn more, visit mainzbiomed.com or follow us on LinkedIn, Twitter and Facebook.

For investor inquiries, please contact ir@mainzbiomed.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and related targets; (ii) changes in applicable laws or regulations; (iii) the effect of the COVID-19 pandemic on the Company and its current or intended markets; and (iv) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its initial filings with the SEC, including its annual report on Form 20-F filed on March 31, 2025 and its mid-year report on Form 6-K filed on September 26, 2025. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to Mainz Biomed and speaks only as of the date on which it is made. Mainz Biomed undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.